BUSINESS.28967877.1 Exhibit 5.1 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com April 13, 2022 Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Re: Prospectus Supplement and Prospectus to Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as counsel to Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale from time to time of shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) having an aggregate offering price of up to $40,000,000 plus up to an additional 450,620 shares (collectively, the “Offered Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-254775) (together with the prospectuses included therein and the information deemed to be part thereof at the time of effectiveness, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on April 5, 2021, which included a Base Prospectus dated April 5, 2021 (the “Base Prospectus”), and the related prospectus supplement for the offering of the Offered Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed April 13, 2022 with the U.S. Securities and Exchange Commission. The Offered Shares are to being issued and sold pursuant to the purchase agreement, dated April 12, 2022, by and between the Company and Lincoln Park Capital Fund, LLC (the “Purchase Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Offered Shares as set forth below. In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents: (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Amended and Restated Certificate of Incorporation, as originally filed with the Secretary of State of the State of Delaware on July 27, 2018; (iv) the Company’s Amended and Restated Bylaws, effective as of July 24, 2018; (v) a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date;

BUSINESS.28967877.1 Aquestive Therapeutics Inc. April 13, 2022 Page 2 (vi) the Purchase Agreement; and (vii) the resolutions of the board of directors of the Company or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus and (b) the authorization to enter into and amend the Purchase Agreement. As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below. On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that the Offered Shares have been duly authorized for issuance by the Company and, when the Offered Shares have been (i) duly issued and sold in accordance with the Registration Statement and the Prospectus and (ii) as applicable, delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor in accordance with the terms of the Purchase Agreement and at a price per share not less than the per share par value of the Company’s common stock, the Offered Shares will be validly issued, fully paid and non-assessable. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Offered Shares. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof. This opinion letter has been prepared for your use solely in connection with the Prospectus relating to the offering and sale of the Offered Shares. We assume no obligation to advise you of any changes in the foregoing after the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder. Very truly yours, /s/ Dechert LLP